FOR IMMEDIATE RELEASE November 13, 2015	CONTACTS:
	News Media Jim Monroe	202-624-6620

	Financial Community Douglas Bonawitz	202-624-6129
WGL Holdings, Inc. Reports Fiscal Year 2015 Financial Results;
Issues Fiscal Year 2016 Non-GAAP Guidance

•	Consolidated GAAP earnings up — $2.62 per share vs. $2.05 per share

•	Consolidated operating earnings per share up — $3.16 per share vs. $2.68 per share; Record operating earnings of $158.2 million

•	Operating earnings guidance for fiscal year 2016 in a range of $3.00 per share to $3.20 per share
Consolidated Results
WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported net income applicable to common stock determined in accordance with generally accepted accounting principles in the United States of America (GAAP) for the fiscal year ended September 30, 2015, of $131.3 million, or $2.62 per share, compared to net income applicable to common stock of $105.9 million, or $2.05 per share, reported for the fiscal year ended September 30, 2014.
For the quarter ended September 30, 2015, net income applicable to common stock was $1.6 million, or $0.03 per share, compared to net income applicable to common stock of $38.0 million, or $0.74 per share, for the same period of the prior fiscal year.
On a consolidated basis, WGL uses operating earnings (loss) to evaluate overall financial performance, and evaluates segment financial performance based on earnings before interest and taxes, as adjusted (adjusted EBIT). Both operating earnings (loss) and adjusted EBIT adjust for the accounting recognition of certain transactions that are not representative of the ongoing earnings of the company. Additionally, we believe that adjusted EBIT enhances the ability to evaluate segment performance because it excludes interest and income tax expense, which are affected by corporate-wide strategies such as capital financing and tax sharing allocations. Operating earnings (loss) and adjusted EBIT are non-GAAP financial measures, which are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. Refer to “Reconciliation of Non-GAAP Financial Measures,” attached to this news release, for a more detailed discussion of management’s use of these measures and for reconciliations to GAAP financial measures.
For the fiscal year ended September 30, 2015, operating earnings were $158.2 million, or $3.16 per share, an improvement of $19.2 million, or $0.48 per share, over operating earnings of $139.0 million, or $2.68 per share, for the same period of the prior fiscal year. For the quarter ended September 30, 2015, we reported an operating loss of $(11.5) million, or $(0.23) per share, compared to an operating loss of $(8.8) million, or $(0.17) per share, for the same quarter of the prior fiscal year.

“I am pleased to announce record non-GAAP operating earnings in 2015 for WGL,” said Terry D. McCallister, Chairman and Chief Executive Officer.  “Non-GAAP per share earnings of $3.16 increased 18% over last year’s $2.68.  Our earnings growth was driven by record results in our Retail Energy-Marketing and Commercial Energy Systems businesses.  The Retail segment has now shown five consecutive quarters of strong earnings growth, and our Systems segment is benefiting from our continued

investment in clean distributed generation assets.  Our core regulated utility also showed strong results in 2015 driven in part by record asset optimization margins.”

“In addition, we are announcing 2016 non-GAAP EPS guidance in a range of $3.00 to $3.20.  While the midpoint of our guidance reflects lower earnings than our 2015 results, we are solidly within the range of 7% - 10%  growth from 2014 results that we established as a goal earlier this year during our Analyst Day.”

Fiscal Year and Fourth Quarter Results by Business Segment

Regulated Utility
For the three months ended September 30, 2015, the regulated utility segment reported adjusted EBIT of $(19.8) million, compared to adjusted EBIT of $(15.2) million for the same quarter of the prior fiscal year, reflecting the typical seasonal loss for this segment. For the fiscal year ended September 30, 2015, the regulated utility segment reported adjusted EBIT of $235.7 million, compared to adjusted EBIT of $244.4 million for the same period of the prior fiscal year.
For both the three months and fiscal year ended September 30, 2015, the decline in adjusted EBIT reflects higher expenses primarily associated with: (i) labor and employee incentives; (ii) business-development related activities; (iii) environmental reserve costs and (iv) the depreciation related to the growth in our utility plant.  Partially offsetting these unfavorable variances were higher revenues from: (i) customer growth; (ii) favorable effects of changes in natural gas consumption patterns in the District of Columbia; (iii) rate recovery related to our accelerated pipe replacement programs and (iv) realized margins associated with our asset optimization program. Additionally, for the fiscal year ended September 30, 2015, the regulated utility segment earned higher revenues from new base rates in Maryland and incurred lower employee benefit costs.
Retail Energy-Marketing
For the three months ended September 30, 2015, the retail energy-marketing segment reported adjusted EBIT of $13.8 million, an increase of $1.7 million, over adjusted EBIT of $12.1 million for the same quarter of the prior fiscal year. For the fiscal year ended September 30, 2015, the retail energy-marketing segment reported adjusted EBIT of $68.5 million, an increase of $57.8 million, over adjusted EBIT of $10.7 million for the same period of the prior fiscal year.
For the three months ended September 30, 2015, the increase in adjusted EBIT resulted primarily from an increase in natural gas margins reflecting favorable gas supply and pricing opportunities in the current period compared to the same period of the prior year.

Improved results for the fiscal year ended September 30, 2015, primarily reflect higher electricity margins due to lower PJM capacity and ancillary charges. In addition, the comparison reflects a recovery from the extreme cost levels experienced in the second quarter of 2014 related to colder than normal weather.
Commercial Energy Systems
For the three months ended September 30, 2015, the commercial energy systems segment reported adjusted EBIT of $6.1 million, an increase of $1.8 million, over adjusted EBIT of $4.3 million for the same quarter of the prior fiscal year. For the fiscal year ended September 30, 2015, the commercial energy systems segment reported adjusted EBIT of $16.8 million, an increase of $4.5 million, over adjusted EBIT of $12.3 million, for the same period of the prior fiscal year. The increase in adjusted EBIT reflects: (i) continued growth in income producing distributed generation assets in service; (ii) higher income from state rebate programs for certain distributed generation projects and (iii) for the year-to-date comparison, higher margins from energy-efficiency contracting. These favorable variances are partially offset by additional expenses from increased in-service distributed generation assets.

Midstream Energy Services
For the three months ended September 30, 2015, the midstream energy services segment reported adjusted EBIT of $(1.7) million, an increase of $2.0 million, over adjusted EBIT of $(3.7) million for the same quarter of the prior fiscal year. The increase in adjusted EBIT primarily reflects favorable storage and transportation spreads this quarter compared to the same quarter of the prior fiscal year.
For the fiscal year ended September 30, 2015, the midstream energy services segment reported adjusted EBIT of $(3.6) million, compared to $5.1 million for the same period of the prior fiscal year. This comparison primarily reflects lower total annual storage and transportation spreads in the current year, partially offset by lower investment development expenses and higher income related to our pipeline investments.
Consolidated Interest Expense
For the quarter ended September 30, 2015, interest expense was $11.8 million, compared to interest expense of $9.7 million for the same period of the prior fiscal year. For the fiscal year ended September 30, 2015, interest expense was $50.5 million, compared to interest expense of $37.7 million for the same period of the prior fiscal year. For both the three months and fiscal year ended September 30, 2015, the increase reflects increased long-term borrowings at Washington Gas and WGL.
Earnings Outlook
We are providing a consolidated non-GAAP operating earnings estimate for fiscal year 2015 in a range of $3.00 per share to $3.20 per share. This estimate includes projected fiscal year 2016 non-GAAP EBIT from our regulated utility segment with a midpoint of $229.0 million and projected fiscal year 2016 non-GAAP EBIT from our non-utility business segments with a midpoint of $80.0 million. This earnings guidance includes dilution from the planned issuance of equity in fiscal year 2016. Note that we expect that there will be differences between reported GAAP earnings and operating earnings due to such items as, but not limited to, unrealized mark-to-market positions for our energy-related derivatives. WGL management is not able to reasonably estimate the aggregate impact of these items on reported earnings and therefore is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.
We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our webcast that will be posted to WGL’s website, www.wglholdings.com.
Other Information
We will hold a conference call at 10:30 a.m., Eastern Time on November 16, 2015, to discuss our fourth quarter and fiscal year 2015 financial results. The live conference call will be available to the public via a link located on WGL’s website, www.wglholdings.com. To hear the live webcast, click on “Investor Relations” then “Events & Webcasts.” The webcast and related slides will be archived on WGL’s website through at least Monday December 14, 2015.
WGL, headquartered in Washington, D.C., is a leading source for clean, efficient and diverse energy solutions. With activities and assets across the U.S., WGL consists of Washington Gas, WGL Energy, WGL Midstream and Hampshire Gas. WGL provides natural gas, electricity, green power and energy services, including generation, storage, transportation, distribution, supply and efficiency. Our calling as a company is to make energy surprisingly easy for our employees, our community and all our customers. Whether you are a homeowner or renter, small business or multinational corporation, state and local or federal agency, WGL is here to provide Energy Answers. Ask Us. For more information, visit us at www.wglholdings.com.
Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.
Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of non-GAAP financial measures.
Forward-Looking Statements
This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)

(In thousands)	September 30, 2015	September 30, 2014
ASSETS
Property, Plant and Equipment
At original cost	$5,003,910	$4,582,764
Accumulated depreciation and amortization	(1,331,182)	(1,268,319)
Net property, plant and equipment	3,672,728	3,314,445
Current Assets
Cash and cash equivalents	6,733	8,811
Accounts receivable, net	358,491	298,978
Storage gas	211,443	333,602
Derivatives and other	204,716	194,124
Total current assets	781,383	835,515
Deferred Charges and Other Assets	840,090	706,539
Total Assets	$5,294,201	$4,856,499
CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,243,247	$1,246,576
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	944,201	679,228
Total capitalization	2,215,621	1,953,977
Current Liabilities
Notes payable and current maturities of long-term debt	357,000	473,500
Accounts payable and other accrued liabilities	325,146	313,221
Derivatives and other	300,768	233,564
Total current liabilities	982,914	1,020,285
Deferred Credits	2,095,666	1,882,237
Total Capitalization and Liabilities	$5,294,201	$4,856,499

WGL Holdings, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
(In thousands, except per share data)	2015	2014	2015	2014
OPERATING REVENUES
Utility	$129,648	$133,254	$1,303,044	$1,416,951
Non-utility	338,039	325,646	1,356,786	1,363,996
Total Operating Revenues	467,687	458,900	2,659,830	2,780,947
OPERATING EXPENSES
Utility cost of gas	11,772	(10,131)	510,900	700,305
Non-utility cost of energy-related sales	284,420	257,321	1,218,331	1,255,279
Operation and maintenance	100,461	88,068	395,770	365,873
Depreciation and amortization	31,733	29,256	121,892	110,772
General taxes and other assessments	25,689	24,820	152,164	151,196
Total Operating Expenses	454,075	389,334	2,399,057	2,583,425
OPERATING INCOME	13,612	69,566	260,773	197,522
Equity in earnings of unconsolidated affiliates	1,230	1,343	5,468	3,194
Other income—net	2,341	1,279	653	1,536
Interest expense	11,807	9,718	50,511	37,738
INCOME BEFORE TAXES	5,376	62,470	216,383	164,514
INCOME TAX EXPENSE	3,440	24,102	83,804	57,254
NET INCOME	$1,936	$38,368	$132,579	$107,260
Dividends on Washington Gas Light Company preferred stock	330	330	1,320	1,320
NET INCOME APPLICABLE TO COMMON STOCK	$1,606	$38,038	$131,259	$105,940
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	49,729	51,524	49,794	51,759
Diluted	50,069	51,527	50,060	51,770
EARNINGS PER AVERAGE COMMON SHARE
Basic	$0.03	$0.74	$2.64	$2.05
Diluted	$0.03	$0.74	$2.62	$2.05

WGL Holdings, Inc.
Consolidated Financial and Operating Statistics
(Unaudited)

FINANCIAL STATISTICS

	Fiscal Year Ended September 30,
	2015	2014
Closing Market Price — end of period	$57.67	$42.12
52-Week Market Price Range	$59.08 - $42.04	$45.40-$35.88
Price Earnings Ratio	21.8	20.5
Annualized Dividends Per Share	$1.85	$1.76
Dividend Yield	3.2%	4.2%
Return on Average Common Equity	10.5%	8.4%
Total Interest Coverage (times)	5.2	5.2
Book Value Per Share — end of period	$25.00	$24.61
Common Shares Outstanding — end of period (thousands)	49,729	50,657
UTILITY GAS STATISTICS

	Three Months Ended September 30,				Fiscal Year Ended September 30,
(In thousands)	2015		2014		2015		2014
Operating Revenues
Gas Sold and Delivered
Residential — Firm	$61,641		$66,900		$816,666		$891,079
Commercial and Industrial — Firm	15,761		17,263		187,938		213,787
Commercial and Industrial — Interruptible	216		197		2,577		2,267
Electric Generation	275		275		1,100		1,100
Total Sold and Delivered	77,893		84,635		1,008,281		1,108,233
Gas Delivered for Others
Firm	28,702		26,422		205,204		199,079
Interruptible	8,268		8,192		52,477		59,329
Electric Generation	189		151		553		516
Total Delivered for Others	37,159		34,765		258,234		258,924
	115,052		119,400		1,266,515		1,367,157
Other	14,596		13,854		36,529		49,794
Total	$129,648		$133,254		$1,303,044		$1,416,951

	Three Months Ended September 30,				Fiscal Year Ended September 30,
(In thousands of therms)	2015		2014		2015		2014
Gas Sales and Deliveries
Gas Sold and Delivered
Residential — Firm	32,660		36,406		734,874		738,963
Commercial and Industrial — Firm	15,926		17,235		197,543		200,153
Commercial and Industrial — Interruptible	286		428		2,072		2,193
Total Sold and Delivered	48,872		54,069		934,489		941,309
Gas Delivered for Others
Firm	51,932		50,178		558,125		535,503
Interruptible	42,452		45,231		260,264		267,705
Electric Generation	65,989		51,368		179,061		144,403
Total Delivered for Others	160,373		146,777		997,450		947,611
Total	209,245		200,846		1,931,939		1,888,920
Utility Gas Purchased Expense (excluding asset optimization)	44.21	¢	51.80	¢	55.58	¢	67.66	¢
Heating Degree Days
Actual	—		—		3,929		4,111
Normal	12		13		3,758		3,751
Percent Colder (Warmer) than Normal	(100.0)%		(100.0)%		4.6%		9.6%
Average Active Customer Meters	1,129,784		1,116,837		1,129,240		1,116,527
WGL ENERGY SERVICES
Natural Gas Sales
Therm Sales (thousands of therms)	85,000		82,310		713,000		718,090
Number of Customers (end of period)	143,800		156,600		143,800		156,600
Electricity Sales
Electricity Sales (thousands of kWhs)	3,507,100		3,021,468		12,057,000		11,692,366
Number of Accounts (end of period)	138,000		162,100		138,000		162,100
WGL ENERGY SYSTEMS
Megawatts in service	108		63		108		63
Megawatt hours generated	41,520		26,298		147,451		85,141

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The tables below reconcile adjusted EBIT on a segment basis to GAAP income (loss) before income taxes and reconcile operating earnings (loss) on a consolidated basis to GAAP net income (loss) applicable to common stock. Management believes that adjusted EBIT and operating earnings (loss) provide a more meaningful representation of our earnings from ongoing operations on a segment and consolidated basis, respectively. These measures facilitate analysis by providing consistent and comparable measures to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assist in analyzing period-to-period comparisons. Additionally, we use these non-GAAP measures to report to our board of directors and to evaluate management’s performance.
To derive our non-GAAP measures, we adjust for the financial recognition of certain transactions (non-GAAP adjustments) based on at least one of the following criteria:

•	To better match the financial recognition of transactions with their economics;

•	To better align with regulatory view/recognition;

•	To eliminate the effects of:

i.	Significant out of period adjustments;

ii.	Other significant items that may obscure historical earnings comparisons and are not indicative of performance trends; and

iii.	For adjusted EBIT, other items that may obscure segment comparisons.
There are limits in using adjusted EBIT and operating earnings (loss) to analyze our segment and consolidated results, respectively, as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using adjusted EBIT and operating earnings (loss) to analyze our results may have limited value as they exclude certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to the most directly comparable GAAP financial measures.
The following table summarizes the reconciliations of adjusted EBIT by segment to income before income taxes:

	Three Months Ended September 30,		Fiscal Year Ended September 30,
(In thousands)	2015	2014	2015	2014
Adjusted EBIT:
Regulated utility	$(19,787)	$(15,198)	$235,713	$244,359
Retail energy-marketing	13,818	12,114	68,459	10,653
Commercial energy systems	6,140	4,308	16,803	12,258
Midstream energy services	(1,676)	(3,664)	(3,571)	5,144
Other activities(*)	(752)	(1,294)	(4,042)	(7,951)
Eliminations	(421)	(277)	(1,013)	(167)
Total	$(2,678)	$(4,011)	$312,349	$264,296
Non-GAAP adjustments(1)	19,861	76,199	(45,455)	(62,044)
Interest expense	11,807	9,718	50,511	37,738
Income before income taxes	$5,376	$62,470	$216,383	$164,514
Income tax expense	3,440	24,102	83,804	57,254
Dividends on Washington Gas preferred stock	330	330	1,320	1,320
Net income applicable to common stock	$1,606	$38,038	$131,259	$105,940

(*)	Activities and transactions that are not significant enough on a stand-alone basis to warrant treatment as an operating segment and that do not fit into one of our four operating segments.

WGL Holdings, Inc. (Consolidated by Quarter)
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The following tables represent the reconciliation of operating earnings to net income (loss) applicable to common stock (consolidated by quarter):

Fiscal Year 2015
	Quarterly Period Ended(**)
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
Operating earnings (loss)	$58,004	$101,034	$10,734	$(11,525)	$158,247
Non-GAAP adjustments(1)	10,892	(32,126)	(44,082)	19,861	(45,455)
Income tax expense (benefit) on non-GAAP adjustments	(5,008)	12,547	17,658	(6,730)	18,467
Net income (loss) applicable to common stock	$63,888	$81,455	$(15,690)	$1,606	$131,259
Diluted average common shares outstanding	50,091	49,983	49,729	50,069	50,060
Operating earnings (loss) per share	$1.16	$2.02	$0.22	$(0.23)	$3.16
Per share effect of non-GAAP adjustments	0.12	(0.39)	(0.54)	0.26	(0.54)
Diluted earnings (loss) per average common share	$1.28	$1.63	$(0.32)	$0.03	$2.62
Fiscal Year 2014
	Quarterly Period Ended(**)
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
Operating earnings (loss)	$51,398	$95,526	$827	$(8,799)	$138,952
Non-GAAP adjustments(1)	(58,843)	(58,179)	(21,221)	76,199	(62,044)
Income tax expense (benefit) on non-GAAP adjustments	22,453	23,866	8,454	(29,362)	25,411
Regulatory asset - tax effect Medicare Part D (***)	3,621	—	—	—	3,621
Net income (loss) applicable to common stock	$18,629	$61,213	$(11,940)	$38,038	$105,940
Diluted average common shares outstanding	51,827	51,899	51,921	51,527	51,770
Operating earnings (loss) per share	$0.99	$1.84	$0.02	$(0.17)	$2.68
Per share effect of non-GAAP adjustments	(0.63)	(0.66)	(0.25)	0.91	(0.63)
Diluted earnings (loss) per average common share	$0.36	$1.18	$(0.23)	$0.74	$2.05

(**)
Quarterly earnings per share may not sum to year-to-date or annual earnings per share as quarterly calculations are based on weighted average common and common equivalent shares outstanding, which may vary for each of those periods.

(***)
In March 2010, the Patient Protection and Affordable Care Act (PPACA) eliminated future Medicare Part D (Med D) tax benefits for Washington Gas’ tax years beginning after September 30, 2013. On March 30, 2012, based on positions taken by the Public Service Commission of Maryland (PSC of MD) in Washington Gas’ rate case, Washington Gas determined that it is not probable that the PSC of MD would permit recovery of this asset. Therefore, the Maryland portion of the regulatory asset related to the Med D benefit was charged to tax expense. In November of 2013, the PSC of MD issued an order authorizing Washington Gas to establish a regulatory asset and amortize the costs related to the change in tax treatment of Med D.

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

(1) The following tables summarize non-GAAP adjustments, by operating segment and present a reconciliation of adjusted EBIT to EBIT. EBIT is defined as earnings before interest and taxes from continuing operations. Items we do not include in EBIT are interest expense, inter-company financing activity, dividends on Washington Gas preferred stock, and income taxes.

Three Months Ended September 30, 2015
(In thousands)	Regulated Utility	Retail-Energy Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities		Intersegment Eliminations	Total
Adjusted EBIT	$(19,787)	$13,818	$6,140	$(1,676)	$(752)		$(421)	$(2,678)
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	7,006	(5,271)	—	15,182	—		—	16,917
Storage optimization program(b)	(461)	—	—	—	—		—	(461)
DC weather impact(c)	(95)	—	—	—	—		—	(95)
Distributed generation asset related investment tax credits(d)	—	—	(1,183)	—	—		—	(1,183)
Change in measured value of inventory(e)	—	—	—	7,117	—		—	7,117
Competitive service provider imbalance cash settlement(f)	(1,331)	(1,103)	—	—	—		—	(2,434)
Total non-GAAP adjustments	$5,119	$(6,374)	$(1,183)	$22,299	$—		$—	$19,861
EBIT	$(14,668)	$7,444	$4,957	$20,623	$(752)		$(421)	$17,183

Three Months Ended September 30, 2014
(In thousands)	Regulated Utility	Retail-Energy Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities		Intersegment Eliminations	Total
Adjusted EBIT	$(15,198)	$12,114	$4,308	$(3,664)	$(1,294)		$(277)	$(4,011)
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	39,060	(3,285)	—	39,594	—		—	75,369
Storage optimization program (b)	866	—	—	—	—		—	866
DC weather impact(c)	(77)	—	—	—	—		—	(77)
Distributed generation asset related investment tax credits(d)	—	—	(806)	—	—		—	(806)
Change in measured value of inventory(e)	—	—	—	1,892	—		—	1,892
Incremental professional service fees (k)	—	—	—	—	(18)		—	(18)
Regulatory implementation true-up (m)	1,573	—	—	—	—		—	1,573
Legal related cost accrual(n)	—	—	(2,600)	—	—	—	—	(2,600)
Total non-GAAP adjustments	$41,422	$(3,285)	$(3,406)	$41,486	$(18)		$—	$76,199
EBIT	$26,224	$8,829	$902	$37,822	$(1,312)		$(277)	$72,188

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Fiscal Year Ended September 30, 2015
(In thousands)	Regulated Utility	Retail-Energy Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Intersegment Eliminations	Total
Adjusted EBIT	$235,713	$68,459	$16,803	$(3,571)	$(4,042)	$(1,013)	$312,349
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	(6,322)	(20,727)	—	(5,807)	—	—	(32,856)
Storage optimization program(b)	(3,704)	—	—	—	—	—	(3,704)
DC weather impact(c)	86	—	—	—	—	—	86
Distributed generation asset related investment tax credits(d)	—	—	(4,134)	—	—	—	(4,134)
Change in measured value of inventory(e)	—	—	—	6,658	—	—	6,658
Competitive service provider imbalance cash settlement(f)	(1,331)	(1,103)	—	—	—	—	(2,434)
Investment impairment(g)	—	—	—	—	(5,625)	—	(5,625)
Impairment loss on Springfield Operations Center(h)	(465)	—	—	—	—	—	(465)
Unrecovered government contracting costs(i)	—	—	(2,981)	—	—	—	(2,981)
Total non-GAAP adjustments	$(11,736)	$(21,830)	$(7,115)	$851	$(5,625)	$—	$(45,455)
EBIT	$223,977	$46,629	$9,688	$(2,720)	$(9,667)	$(1,013)	$266,894

Fiscal Year Ended September 30, 2014
(In thousands)	Regulated Utility	Retail-Energy Marketing	Commercial Energy Systems	Midstream Energy Services	Other Activities	Intersegment Eliminations	Total
Adjusted EBIT	$244,359	$10,653	$12,258	$5,144	$(7,951)	$(167)	$264,296
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	(66,220)	3,362	—	1,464	—	—	(61,394)
Storage optimization program(b)	4,972	—	—	—	—	—	4,972
DC weather impact(c)	2,135	—	—	—	—	—	2,135
Distributed generation asset related investment tax credits(d)	—	—	(2,795)	—	—	—	(2,795)
Change in measured value of inventory(e)	—	—	—	1,804	—	—	1,804
Impairment loss on Springfield Operations Center(h)	(770)	—	—	—	—	—	(770)
Competitive service provider imbalance cash settlement(j)	488	—	—	—	—	—	488
Incremental professional services fees(k)	—	—	—	—	(3,588)	—	(3,588)
Impairment loss on proposed Chillum liquefied natural gas facility(l)	(1,869)	—	—	—	—	—	(1,869)
Regulatory implementation true up (m)	1,573	—	—	—	—	—	1,573
Legal related cost accrual (n)	—	—	(2,600)	—	—	—	(2,600)
Total non-GAAP adjustments	$(59,691)	$3,362	$(5,395)	$3,268	$(3,588)	$—	$(62,044)
EBIT	$184,668	$14,015	$6,863	$8,412	$(11,539)	$(167)	$202,252

Footnotes:

(a)
Adjustments to eliminate unrealized mark-to-market gains (losses) for our energy-related derivatives for our regulated utility and retail energy-marketing operations as well as certain derivatives related to the optimization of transportation capacity for the midstream energy services segment. With the exception of certain transactions related to the optimization of system capacity assets as discussed in footnote (b) below, when these derivatives settle, the realized economic impact is reflected in our non-GAAP results, as we are only removing interim unrealized mark-to-market amounts.

(b)
Adjustments to shift the timing of storage optimization margins for the regulated utility segment from the periods recognized for GAAP purposes to the periods in which such margins are recognized for regulatory sharing purposes. In addition, lower-of-cost or market adjustments related to system and non-system storage optimization are eliminated for non-GAAP reporting, since the margins will be recognized for regulatory purposes when the withdrawals are made at the unadjusted historical cost of storage inventory.

(c)
Eliminates the estimated financial effects of warm or cold weather in the District of Columbia, as measured consistent with our regulatory tariff. For fiscal year 2015, Washington Gas did not enter into weather protection products due to the pricing environment. Washington Gas has regulatory weather protection mechanisms in Maryland and Virginia designed to neutralize the estimated financial effects of weather. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather.

(d)
To reclassify the amortization of deferred investment tax credits from income taxes to operating income for the commercial energy systems segment. These credits are a key component of the operating success of this segment and therefore are included within adjusted EBIT to help management and investors better assess its performance.

(e)
For our midstream energy services segment, adjustments to reflect storage inventory at market or at a value based on the price used to value the physical forward sales contract that is economically hedging the storage inventory. This adjustment also includes the estimated effects of certain sharing mechanisms on all of our non-GAAP unrealized gains and losses. Adjusting our storage optimization inventory in this fashion better aligns the settlement of both our physical and financial transactions and allows investors and management to better analyze the results of our non-utility asset optimization strategies.

WGL Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

(f)
Eliminates the financial effects of a potential refund to customers related to an order of the DC Public Service Commission (PSC of DC) in October 2015 associated with a cash settlement of competitive service provider gas imbalances built during the 2008-2009 winter season.

(g)
Represents an impairment of an equity investment in a solar holding company, accounted for at cost, which occurred in the first quarter of fiscal year 2015. We do not believe this impairment charge is indicative of our historical or future performance trends.

(h)	Represents impairment charges and accrued selling expenses related to Washington Gas' Springfield Operations Center.

(i)
Represents unrecovered government contracting costs under the Small Business Administration's Business Development 8(a) Program. We do not anticipate any further unrecovered costs as the company exits its participation in this program.

(j)
Represents amounts collected by the regulated utility segment in relation to the refund to customers ordered by the PSC of MD in September 2011 associated with a cash settlement of gas imbalances with competitive service providers.

(k)
These costs include incremental legal and consulting costs in connection with business development activities. These costs are unpredictable and may vary greatly with each opportunity. Management believes that excluding these costs allows management and investors to better compare, analyze and forecast the performance of our revenue generating opportunities.

(l)
On July 7, 2014, the Virginia State Corporation Commission (SCC of VA) disallowed full recovery of certain costs related to a proposed Chillum liquefied natural gas facility, therefore a portion of the associated regulatory asset was impaired.

(m)	Adjustment reflects a retroactive true-up to reflect the effects of a regulatory decision.

(n)	Legal related cost accrual associated with subcontracting under the Small Business Administration's Business Development 8(a) Program.